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                                 EXHIBIT 10.96

                   GUARANTY OF LEASE FOR THE NISSAN PROPERTY
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                               GUARANTY OF LEASE

          THIS GUARANTY OF LEASE ("Guaranty") is made as of this 19/TH/ day of September, 2001 by NISSAN NORTH AMERICA, INC., a California corporation ("Guarantor"), to and for the benefit of WELLS OPERATING PARTNERSHIP, L.P., a Delaware limited partnership ("Landlord").

                              W I T N E S S E T H:

          For value received and in order to induce Landlord to execute that certain lease ("Lease") dated September 19, 2001 by and between Landlord and Nissan Motor Acceptance Corporation, a California corporation, as tenant ("Tenant"), Guarantor hereby agrees to the following:

          1. Guarantor unconditionally guarantees the payment when due of all payment obligations (including, but not limited to, payment of rent) imposed upon Tenant under the terms of the Lease, when and as the same shall become due thereunder, and the payment of all costs and expenses incurred by Landlord arising out of or in connection with Tenant's failure to fulfill non-monetary obligations imposed upon Tenant under the terms of the Lease.. This Guaranty is a guaranty of payment (not of collection).

          2. Guarantor agrees that Landlord shall not be first required to enforce against Tenant or any other person any obligation guaranteed hereby before seeking enforcement thereof against Guarantor. Suit may be brought and maintained against Guarantor by Landlord to enforce any obligation guaranteed hereby without joinder of Tenant or any other person. Guarantor's liability hereunder shall not be affected by any termination of the Lease.

          3. This Guaranty shall be enforceable against Guarantor without the necessity of any suit or proceeding on Landlord's part of any kind or nature whatsoever against Tenant and without the necessity of any notice of non-payment, non-performance or non-observance or of any notice of acceptance of this Guaranty or of any other notice or demand to which Guarantor might otherwise be entitled other than as provided herein, all of which Guarantor hereby expressly waives.

          4. Except for the exercise of the options to extend the term of the Lease set forth in Paragraph 4 of the Lease, the liability of the Guarantor under this Guaranty shall not be increased, extended or otherwise adversely affected by any amendment, modification, waiver or any change in the Lease that is made without the written consent of the Guarantor and which would have the effect of increasing or extending the obligations of Tenant or otherwise changing such obligations in a way that would be adverse to Tenant or the Guarantor.

          5. The liability of Guarantor hereunder is absolute and unconditional and shall in no way be affected by (a) the release or discharge of Tenant in any creditors, receivership, bankruptcy, or other proceedings; (b) the impairment, limitation or modification of the liability of Tenant or the estate of Tenant in bankruptcy or of any remedy for the enforcement of Tenant's liability under the Lease, resulting from the operation of any present or future provisions of the United States Bankruptcy Code or other statute or from the decision in any court; (c) the


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rejection or disaffirmance of the Lease in any such proceedings; (d) the assignment or transfer of the Lease by Tenant to any subsidiary or affiliate of Guarantor; (e) any disability or other defense of Tenant other than the defense of payment and the rights of set off, abatement and credit expressly set forth in the Lease; (f) the assertion or the failure to assert by Landlord against Tenant of any of the rights or remedies reserved by Landlord pursuant to the terms, covenants and conditions of the Lease, or (g) any non-liability of Tenant under the Lease due to any other defect or defense which may now or hereafter exist in favor of Tenant except for the rights of set off, abatement and credit expressly set forth in the Lease. The liability of Guarantor hereunder shall in no way be affected, modified or diminished by reason of any bankruptcy, insolvency, reorganization, liquidation, arrangement, assignment for the benefit of creditors, receivership, trusteeship or similar proceeding affecting Tenant, whether or not notice thereof is given to Guarantor.

          6. Until all the covenants and conditions in the Lease on Tenant's part to be performed and observed are fully performed and observed, Guarantor
(a) shall have no right of subrogation against Tenant by reason of any payments by Guarantor in compliance with the obligations of Guarantor hereunder; and (b) waives any right to enforce any remedy which Guarantor now or hereafter shall have against Tenant by reason of any one or more payments made by Guarantor to Landlord in compliance with the obligations of Guarantor hereunder.

          7. This Guaranty shall be binding upon Guarantor and the successors and assigns of Guarantor, and shall inure to the benefit of Landlord and its successors and assigns.

          8.  This Guaranty shall be governed by the laws of the State of Texas.

          9. The Guarantor acknowledges that it will benefit by Tenant entering into the Lease with Landlord.

          10. Should Landlord be obligated by any bankruptcy or other law to repay to Tenant or to Guarantor or to any trustee, receiver or other representative of either of them, any amounts previously paid, this Guaranty shall be reinstated in the amount of such repayments. Landlord shall not be required to litigate or otherwise dispute its obligations to make such repayments if it in good faith believes that such obligation exists.

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          IN WITNESS WHEREOF, Guarantor has executed this instrument in the day and year first above written.

                                   NISSAN NORTH AMERICA, INC.

                                   By: /s/ James C. Morton, Jr.
                                      --------------------------------------
                                   Name: James C. Morton, Jr.
                                        -------------------------------------
                                   Title: Senior Vice President, Admistration
                                         ------------------------------------
                                            and Finance
                                         ------------------------------------

Address for Notices:

     Nissan North America, Inc.
     Attn: Ted Maslin, Corporate Manager, Real Estate and Facilities 330 West Victoria Street
     Gardena, California 90248
     FAX: 310-771-6084
     E-Mail: ted.maslin@nissan-usa.com


     with a copy to:

     Nissan North America, Inc.
     Attn: Legal Department
     990 West 190/th/ Street
     Torrance, California 90502
     FAX: 310-515-6750
     E-Mail: sue.derian@nissan-usa.com

                              Federal Identification Number:
                              95-2108010

                            SECRETARY'S CERTIFICATE


     The undersigned hereby certifies that she is the Assistant Secretary of Guarantor, and as such has knowledge of the facts stated in this Certificate, that the foregoing Guaranty was executed and delivered by Guarantor pursuant to due authorization of the Board of Directors of Guarantor, and that the officers of the corporation who signed the Guaranty on behalf of the corporation were the then incumbents of the offices set forth under their respective names, and as such officers were duly authorized to execute said Guaranty on behalf of the Guarantor.

     DATED this 19/TH/ day of September, 2001.

                              /s/ Susan M. Derian
                              ------------------------------
                              Assistant Secretary

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